UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2010

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805) 745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2010, the Board of Directors (the "Board") of CKE Restaurants, Inc. (the "Company") unanimously appointed Daniel E. Ponder, Jr., Jerold H. Rubinstein, and C. Thomas Thompson (collectively, the "New Directors") to serve on the Board effective as of the same date. In accordance with the Company’s Bylaws, each of the New Directors will hold office until his successor is elected and qualified or until his earlier resignation or removal. It has not yet been determined whether any of the New Directors will be appointed to serve on any committees of the Board.

None of the New Directors is a party to any arrangement or understanding with any other person pursuant to which such New Director was appointed as a director. In addition, there are no family relationships between any of the New Directors and any other officer or director of the Company.

The Company has not yet determined the amount or nature of compensation to be paid to any of its directors, including the New Directors, whether for service on the Board or any committee thereof.

As described below, Mr. Ponder and Mr. Thompson are each indirectly parties to certain transactions with the Company that qualify as "transactions with related persons" for purposes of Item 404(a) of Regulation S-K. Mr. Rubinstein is not a party to any such transactions.

Mr. Ponder is President and Chairman of the board of directors of Ponder Enterprises, Inc. ("PEI"). PEI is a franchisee of Hardee’s and operated 23 Hardee’s restaurants during fiscal 2010 and fiscal 2011 through August 9, 2010. PEI has paid the Company an aggregate of approximately $46,000 in franchise and development fees since the beginning of fiscal 2010 through August 9, 2010. Since the beginning of fiscal 2010 through August 9, 2010, PEI paid the Company royalty fees of approximately $1,062,000 for all 23 restaurants combined. In connection with the operation of its 23 restaurants, PEI regularly purchased equipment from the Company on the same terms and conditions as other franchisees. During fiscal 2010 and fiscal 2011 through August 9, 2010, these equipment purchases totaled approximately $421,000. PEI is also a lessee or sublessee of the Company, and aggregate rents paid during fiscal 2010 and fiscal 2011 through August 9, 2010 totaled approximately $280,000.

Mr. Thompson is the Managing General Partner of TWM Industries, L.P., a member of Manteca Star, LLC, a member of Modesto Restaurant Group, LLC, a member of The Chowchilla Connection, LLC, a Managing Member of TWM/Fresno, LLC, and a General Partner of TWM Industries/VFR (collectively, the "Thompson Entities"). The Thompson Entities are each franchisees of Carl’s Jr. and collectively operated a total of 60 Carl’s Jr. and Carl’s Jr./Green Burrito dual-branded restaurants during fiscal 2010 and fiscal 2011 through August 9, 2010. The Thompson Entities have collectively paid the Company an aggregate of approximately $47,000 in franchise and development fees since the beginning of fiscal 2010 through August 9, 2010. Since the beginning of fiscal 2010 through August 9, 2010, the Thompson Entities paid the Company royalty fees of approximately $6,191,000 for all 60 restaurants combined. In connection with the operation of its 60 restaurants, the Thompson Entities regularly purchased equipment and food from the Company on the same terms and conditions as other franchisees. During fiscal 2010 and fiscal 2011 through August 9, 2010, these equipment and food purchases totaled approximately $27,378,000. Each of the Thompson Entities are also a lessee or sublessee of the Company, and rents paid during fiscal 2010 and fiscal 2011 through August 9, 2010 totaled approximately $4,083,000.

The Company issued a press release on August 16, 2010 announcing the appointment of the New Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated August 16, 2010, issued by CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

August 16, 2010	By:	/s/ E. Michael Murphy

Name: E. Michael Murphy
Title: President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 16, 2010, issued by CKE Restaurants, Inc.